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                                                                   Exhibit 99.27

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") dated as of February 25, 2002, is entered into by and between John F. McHale (the "Seller"), and The McKinney Family Trust (the "Purchaser").

     WHEREAS, the Seller owns 1,360,373 shares of the common stock, par value $0.01 per share (the "Common Stock"), of TippingPoint Technologies, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, the Seller has offered for sale, and the Purchaser has agreed to purchase, 20,000 shares of the Common Stock owned by the Seller;

     NOW THEREFORE, the parties hereby agree as follows:

     1. Purchase and Sale of Shares. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Seller agrees to sell 20,000 shares of Common Stock (the "Shares") to the Purchaser on the Closing Date (as hereinafter defined) at a price of $6.50 per Share, or an aggregate of $130,000.00 (the "Purchase Price"), and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Purchaser agrees to purchase the Shares from the Seller on the Closing Date at the Purchase Price.

     2. Closing. The closing of the purchase and sale of the Shares shall take place on February 28, 2002 at the offices of Company, or on such other date or at such other time or place as the Seller and the Purchaser may agree upon in writing (such time and date of the closing being referred to herein as the "Closing Date").

     3. Closing Deliveries; Cooperation. Upon payment in full of the Purchase Price, in immediately available funds by or on behalf of the Purchaser to the Seller (to an account specified in writing by the Seller to the Purchaser prior to the Closing Date), the Seller will deliver to the Purchaser a certificate or certificates representing the Shares, duly endorsed to the Purchaser or accompanied by stock powers duly executed by the Seller, in form and substance reasonably satisfactory to the Purchaser.

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     4.      Representations and Warranties of the Seller. The Seller represents and warrants, as of the date hereof and as of the Closing Date, as follows:

     (a) The Seller has the capacity to enter into this Agreement and to sell, assign, transfer and deliver to the Purchaser, pursuant to the terms and conditions of this Agreement, the Shares. This Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) Except for this Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares.

     (c) The Seller has good and marketable title to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature. Upon delivery hereunder by the Seller to the Purchaser of the certificates evidencing the Shares and upon payment by the Purchaser to the Seller of the Purchase Price therefor, the Purchaser will acquire good and marketable title to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature (except those created by the Purchaser).

     (d) The Seller is an "accredited investor," as such term is defined in Rule 501(a) under the Act, who by reason of its business and financial experience has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Seller has had the opportunity to ask questions of, and receive answers from, the Company and its officers and agents and has received all information concerning the Company that he has reasonably requested in connection with his sale of the Shares.

     (e) The sale of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (i) to the Seller's knowledge, violate any provision of law, statute, rule or regulation to which the Seller is subject, (ii) violate any order, judgment or decree applicable to the Seller, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Seller is a party or by which it is bound.

     5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

     (a) The Purchaser has the capacity to enter into this Agreement and to buy the Shares from the Seller pursuant to the terms and conditions of this Agreement. This Agreement is a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

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     (b)     The Purchaser understands that the sale of the Shares hereunder has not been registered under the Act, based on the exemption from registration provided by Section 4(1) of the Act, and that the Seller's reliance on such exemption depends in part on the Purchaser's representations and warranties in this Agreement.

     (c) The Purchaser is purchasing the Shares for investment for its own account and not with a view to the distribution thereof except in compliance with the Act and applicable state securities laws; provided, that the Purchaser may at any time sell or otherwise dispose of all or any part of the Shares by registration under the Act and applicable state securities laws or pursuant to an exemption from such registration available thereunder. The Purchaser will not sell or otherwise transfer any interest in the Shares except in compliance with the registration requirements, or an exemption therefrom, of the Act and applicable state securities laws.

     (d) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Act, who by reason of its business and financial experience has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, the Company and its officers and agents and has received all information concerning the Company that it has reasonably requested in connection with his purchase of the Shares.

     (e) The purchase of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (i) to the Purchaser's knowledge, violate any provision of law, statute, rule or regulation to which the Purchaser is subject, (ii) violate any order, judgment or decree applicable to the Purchaser, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Purchaser is a party or by which he is bound.

     (f) The Purchaser understands that the Shares constitute "restricted securities" within the meaning of Rule 144 under the Act and may not be sold, pledged or otherwise disposed of unless they are subsequently registered under the Act and applicable state securities laws or unless an exemption from registration is available.

     (g) The Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Shares.

     (h) The Purchaser understands that any certificates evidencing the Shares will bear substantially the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN

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     COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES
     LAWS OF ANY STATE OR OTHER JURISDICTION."

     6. Conditions to Closing. The obligations of each party hereunder shall be subject to the accuracy of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such date, and the performance by the other party of its obligations hereunder.

     7. Survival of Representations and Warranties. The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Shares.

     8.     Miscellaneous.

     (a) This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

     (c) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

     9. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

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     IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                       PURCHASER:

                                       THE MCKINNEY FAMILY TRUST

                                       By:  \s\  DONALD K. MCKINNEY
                                           ------------------------------------

                                       Name: Donald K. McKinney
                                            -----------------------------------

                                       By:  \s\  REBECCA M. MCKINNEY
                                           ------------------------------------

                                       Name: Rebecca M. McKinney
                                            -----------------------------------

                                       Title: Trustees
                                             ----------------------------------

                                       SELLER:

                                       \s\  JOHN F. MCHALE
                                       ----------------------------------------
                                       John F. McHale

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